Exhibit 99.1

Stephen Smith/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL ANNOUNCES RECORD SECOND QUARTER
FISCAL YEAR 2014 RESULTS

Record Net Sales Reach $535 Million

GAAP Earnings Per Diluted Share of $0.84
Adjusted Earnings Per Diluted Share of $0.87

GAAP Operating Margin Reaches 12.0%
Adjusted Operating Margin Reaches 12.5%

Updates Guidance

Lake Success, NY, February 4, 2014-The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company providing consumers with A Healthier Way of Life™, today reported record results for its second quarter ended December 31, 2013.

Performance Highlights

•	Record quarterly net sales of $535 million, an 18% increase

•	Record second quarter GAAP earnings per diluted share of $0.84, a 25% increase, which includes $0.03 earnings per diluted share from discontinued operations

•	Record quarterly adjusted earnings per diluted share of $0.87, an 18% increase

•	GAAP operating income of $64 million, 12.0% of net sales; adjusted operating income of $67 million, 12.5% of net sales

•	Adjusted EBITDA of $79 million, 14.9% of net sales

“We are pleased with our record second quarter results, the highest in the Company’s history and our twelfth consecutive quarter of year-over-year double digit sales and adjusted earnings growth. We delivered strong sales driven by expanded distribution and brand contribution as well as robust operating margin expansion as we leveraged our selling, general and administrative expenses with a higher sales base. Our gross margin was impacted in the quarter by higher commodity costs, product mix and a shift in trade spending to point of sale activities, which are reported against net sales,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “With a good start to our third quarter, we expect to deliver a strong second half in sales and profitability as consumption trends reflect consumers seeking out our organic and natural products. We will continue to focus on driving profitable sales and sustained earnings growth over the next several years by expanding distribution of our brands, including our newly acquired Tilda® brand, across geographies and sales channels to capitalize on the tremendous white space opportunities in various retail channels.”

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Second Quarter Fiscal 2014
The Company reported record net sales of $535 million in the second quarter, an 18% increase, compared to net sales of $455 million in the second quarter of fiscal year 2013. Hain Celestial US reported record second quarter net sales of $328 million, a 17% increase. In the United Kingdom, Hain Daniels net sales were $146 million, a 22% increase, and the Rest of World segment reported net sales of $61 million, a 12% increase. The Company had strong brand contribution across various sales channels led by double-digit growth of nineteen brands and mid to high single digit growth of five brands, including Spectrum®, MaraNatha®, The Greek Gods®, Garden of Eatin’®, Arrowhead Mills®, Celestial Seasonings®, Jason®, Alba Botanica®, Linda McCartney®, Cully & Sully®, Danival® and Europe’s Best®. The growth in net sales also resulted from sales of Hartley’s®, Robertson’s®, Sun-Pat®, Frank Cooper’s®, Gale’s® and BluePrint® brands, acquired during the second quarter of fiscal year 2013, and Ella’s Kitchen® brand, acquired in the fourth quarter of fiscal year 2013.

The Company earned net income of $41 million compared to $32 million in the prior year second quarter, a 30% increase, and reported earnings per diluted share of $0.84, which includes $0.03 earnings per diluted share from discontinued operations, compared to $0.67, a 25% increase compared to last year. Adjusted net income was $43 million compared to $35 million in the prior year second quarter, a 23% increase, and adjusted earnings per diluted share was $0.87 compared to $0.74, an 18% increase compared to last year. Adjusted amounts exclude those items detailed in Fiscal Year 2014 Guidance.

Recent Tilda Acquisition
“We are excited to expand our worldwide better-for-you product portfolio into premium Basmati rice and specialty rice products with the strategic acquisition of Tilda Limited (“Tilda”), which we completed in mid-January. After working with the Tilda team for just a few weeks, we look forward to their future contributions and are pleased with the performance of the Tilda brand,” commented Irwin Simon. “We plan to expand the growth of the Tilda® brand by increasing sales of its Basmati and ready-to-heat rice product offerings through our existing extensive distribution platform in the United States, Canada and Europe. In addition, we will look to expand the distribution of our global brands including Earth’s Best®, Ella’s Kitchen®, Celestial Seasonings®, Terra®, Rice Dream® and Almond Dream®, into Tilda’s existing, fast-growing markets in the Middle East, North Africa and India.”

Fiscal Year 2014 Guidance
The Company updated its annual net sales and earnings guidance for fiscal year 2014 for the Tilda acquisition completed on January 13, 2014:

•	Total net sales range of $2.115 billion to $2.145 billion for fiscal year 2014; an increase of approximately 22% to 24% as compared to fiscal year 2013.

•	Earnings range of $3.07 to $3.15 per diluted share for fiscal year 2014; an increase of 21% to 25% as compared to fiscal year 2013.

Guidance is provided for continuing operations on a non-GAAP basis and excludes acquisition-related fees and expenses and contingent consideration, integration and restructuring charges, factory start-up and co-pack contract termination costs, certain litigation expenses, unrealized currency gains and losses and disposal of an investment held for sale that have been or may be incurred during the Company’s fiscal year 2014, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions.

Segment Results

The Company’s operations are organized into geographic segments: United States, United Kingdom and Rest of World (comprised of Canada and Continental Europe).

The following is a summary of second quarter and six month results by reportable segment:

(dollars in thousands)	United States	United Kingdom	Rest of World	Corporate / Other	Non-GAAP Adjustments (1)	Adjusted (1)
Net sales - Three months ended 12/31/13	$327,725	$146,051	$61,103	$—	$—	$534,879
Net sales - Three months ended 12/31/12	$280,415	$120,167	$54,737	$—	$—	$455,319
% change	16.9%	21.5%	11.6%			17.5%

Operating income (loss) - Three months ended 12/31/13	$56,510	$12,001	$3,996	$(8,194)	$2,551	$66,864
Operating income (loss) - Three months ended 12/31/12	$47,582	$12,076	$4,268	$(12,682)	$3,775	$55,019
% change	18.8%	(0.6)%	(6.4)%			21.5%

Operating income margin - Three months ended 12/31/13	17.2%	8.2%	6.5%			12.5%
Operating income margin - Three months ended 12/31/12	17.0%	10.0%	7.8%			12.1%

(dollars in thousands)	United States	United Kingdom	Rest of World	Corporate / Other	Non-GAAP Adjustments (1)	Adjusted (1)
Net sales - Six months ended 12/31/13	$639,720	$260,046	$112,597	$—	$—	$1,012,363
Net sales - Six months ended 12/31/12	$533,062	$178,115	$103,949	$—	$—	$815,126
% change	20.0%	46.0%	8.3%			24.2%

Operating income (loss) - Six months ended 12/31/13	$102,876	$13,912	$6,910	$(19,613)	$5,796	$109,881
Operating income (loss) - Six months ended 12/31/12	$84,099	$11,050	$8,674	$(20,303)	$4,416	$87,936
% change	22.3%	25.9%	(20.3)%			25.0%

Operating income margin - Six months ended 12/31/13	16.1%	5.3%	6.1%			10.9%
Operating income margin - Six months ended 12/31/12	15.8%	6.2%	8.3%			10.8%

(1) See accompanying tables of "Reconciliation of GAAP Results to Non-GAAP Measures"

Webcast
Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Time today to review its second quarter fiscal year 2014 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain.com.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, GG UniqueFiber®, Tilda®, Akash Basmati®, Abu Shmagh®, JASON®, Avalon Organics®, Alba Botanica® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward,” “seek” and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include the Company’s expectations relating to (i) the second half of the Company’s fiscal year; (ii) the Company’s growth strategy; (iii) the acquisition of Tilda and the potential for growth therefrom; and (iv) the Company’s guidance for fiscal year 2014. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company’s actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2014 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers' product preferences, and the Company’s business, financial condition and results of operations; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company's valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy; the ability of the Company’s joint venture investments to successfully execute their business plans; the Company’s ability to realize sustainable growth generally and from investments in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; the Company’s ability to successfully consummate its proposed divestitures; the effects on the Company’s results of operations from the impacts of foreign exchange; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw material and commodity costs; changes in, or the failure to comply with, government regulations; the availability of organic and natural ingredients; the loss of one or more of the Company’s manufacturing facilities; the ability to use the Company’s trademarks; reputational damage; product liability; seasonality; litigation; the Company's reliance on its information technology systems; and the other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2013. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted net income, adjusted operating margin, adjusted operating income, adjusted earnings per diluted share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three months and six months ended December 31, 2013 and 2012 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates and stock based compensation. Adjusted EBITDA is defined as net income before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates, stock based compensation and acquisition-related expenses, including integration and restructuring charges. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as one of the criteria for evaluating performance-based executive compensation.

For the three months and six months ended December 31, 2013 and 2012, EBITDA and adjusted EBITDA were calculated as follows:

	3 Months Ended		6 Months Ended
(dollars in thousands)	12/31/2013	12/31/2012	12/31/2013	12/31/2012
Net Income	$41,231	$31,622	$68,886	$48,008
Income taxes	19,748	16,106	28,499	24,442
Interest expense, net	5,209	4,365	10,494	8,114
Depreciation and amortization	11,355	8,984	21,808	16,993
Equity in earnings of affiliates	(1,473)	(596)	(2,045)	142
Stock based compensation	3,400	3,709	6,637	6,601
EBITDA	$79,470	$64,190	$134,279	$104,300

Acquisition related fees and expenses, integration and restructuring charges	(19)	3,775	3,002	4,415
Adjusted EBITDA	$79,451	$67,965	$137,281	$108,715

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the six months ended December 31, 2013 and 2012, operating free cash flow was calculated as follows:

(dollars in thousands)	6 Months Ended 12/31/2013	6 Months Ended 12/31/2012
Cash flow provided by operating activities	$73,488	$61,182
Purchases of property, plant and equipment	(20,822)	(24,931)
Operating free cash flow	$52,666	$36,251

Operating free cash flow increased to $53 million for the six months ended December 31, 2013 from $36 million in the year ago six month period as a result of the increase in our net income and lower capital expenditures.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	December 31,	June 30,
	2013	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$67,533	$41,263
Trade receivables, net	252,386	233,641
Inventories	262,949	250,175
Deferred income taxes	17,521	17,716
Other current assets	36,527	32,377
Total current assets	636,916	575,172

Property, plant and equipment, net	255,257	235,841
Goodwill, net	920,369	876,106
Trademarks and other intangible assets, net	489,918	498,235
Investments and joint ventures	41,329	46,799
Other assets	28,529	26,341
Total assets	$2,372,318	$2,258,494

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$197,716	$184,996
Accrued expenses and other current liabilities	66,656	76,657
Current portion of long-term debt	181	12,477
Total current liabilities	264,553	274,130

Long-term debt, less current portion	627,521	653,464
Deferred income taxes	115,797	114,395
Other noncurrent liabilities	13,327	14,950
Total liabilities	1,021,198	1,056,939

Stockholders' equity:
Common stock	497	490
Additional paid-in capital	801,091	768,774
Retained earnings	558,653	489,767
Accumulated other comprehensive income	30,957	(27,251)
Subtotal	1,391,198	1,231,780
Treasury stock	(40,078)	(30,225)
Total stockholders' equity	1,351,120	1,201,555

Total liabilities and stockholders' equity	$2,372,318	$2,258,494

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)

Net sales	$534,879	$455,319	$1,012,363	$815,126
Cost of sales	391,802	324,556	750,163	589,151
Gross profit	143,077	130,763	262,200	225,975
Selling, general and administrative expenses	75,237	72,903	148,824	132,565
Amortization of acquired intangibles	3,647	2,841	7,115	5,474
Acquisition related expenses including integration and restructuring charges	(120)	3,775	2,176	4,416
Operating income	64,313	51,244	104,085	83,520
Interest expense and other expenses	5,955	3,295	9,893	7,187
Income before income taxes and equity in earnings of equity-method investees	58,358	47,949	94,192	76,333
Income tax provision	19,748	16,302	28,499	24,160
(Income) loss of equity-method investees, net of tax	(1,473)	(596)	(2,045)	142
Income from continuing operations	40,083	32,243	67,738	52,031
Income (loss) from discontinued operations, net of tax	1,148	(621)	1,148	(4,023)
Net income	$41,231	$31,622	$68,886	$48,008

Basic net income per share:
From continuing operations	$0.83	$0.70	$1.42	$1.14
From discontinued operations	0.03	(0.01)	0.02	(0.08)
Net income per share - basic	$0.86	$0.69	$1.44	$1.06

Diluted net income per share:
From continuing operations	$0.81	$0.68	$1.38	$1.11
From discontinued operations	0.03	(0.01)	0.02	(0.09)
Net income per share - diluted	$0.84	$0.67	$1.40	$1.02

Weighted average common shares outstanding:
Basic	48,019	45,942	47,863	45,480
Diluted	49,185	47,355	49,060	46,962

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2013 GAAP	Adjustments	2013 Adjusted	2012 Adjusted
	(Unaudited)
Gross profit	$143,077	$2,216	$145,293	$130,763
Selling, general and administrative expenses	75,237	(455)	74,782	72,903
Amortization of acquired intangibles	3,647	—	3,647	2,841
Acquisition related (income) expenses including integration and restructuring charges	(120)	120	—	—
Operating income	64,313	2,551	66,864	55,019
Interest and other expenses, net	5,955	91	6,046	4,619
Income before income taxes and equity in earnings of equity-method investees	58,358	2,460	60,818	50,400
Income tax provision	19,748	(144)	19,604	16,788
(Income) of equity-method investees, net of tax	(1,473)	—	(1,473)	(1,217)
Income from continuing operations	$40,083	$2,604	$42,687	$34,829

Income per share from continuing operations - basic	$0.83	$0.06	$0.89	$0.76
Income per share from continuing operations - diluted	$0.81	$0.06	$0.87	$0.74
Weighted average common shares outstanding:
Basic	48,019		48,019	45,942
Diluted	49,185		49,185	47,355

	FY 2014		FY 2013
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Factory start-up costs	$1,677	$426	$—	$—
Acquisition related integration and restructuring charges	102	23	—	—
Co-pack contract termination costs	437	166	—	—
Cost of sales	2,216	615	—	—

Litigation expenses	455	173	—	—
Selling, general and administrative expenses	455	173	—	—

Acquisition related fees and expenses, integration and restructuring charges	1,661	534	3,775	1,017
Contingent consideration (income) expense, net	(1,781)	(1,117)	—	—
Acquisition related (income) expenses including integration and restructuring charges	(120)	(583)	3,775	1,017

Gain on disposal of investment held for sale	(234)	(89)	—	—
Unrealized currency impacts	(98)	(149)	—	—
Currency gain on acquisition payment	—	—	(1,324)	(531)
Accretion of contingent consideration	241	82	—	—
Interest and other expenses, net	(91)	(156)	(1,324)	(531)

Net (income) loss from HHO discontinued operation	—	—	621	—
After-tax (income) loss of equity-method investees	—	—	621	—

Nondeductible acquisition related transaction expenses	—	(193)	—	—
Income tax provision	—	(193)	—	—

Total adjustments	$2,460	$(144)	$3,072	$486

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Six Months Ended December 31,
	2013 GAAP	Adjustments	2013 Adjusted	2012 Adjusted
	(Unaudited)
Gross profit	$262,200	$2,941	$265,141	$225,975
Selling, general and administrative expenses	148,824	(679)	148,145	132,565
Amortization of acquired intangibles	7,115	—	7,115	5,474
Acquisition related (income) expenses including integration and restructuring charges	2,176	(2,176)	—	—
Operating income	104,085	5,796	109,881	87,936
Interest and other expenses, net	9,893	2,172	12,065	8,441
Income before income taxes and equity in earnings of equity-method investees	94,192	3,624	97,816	79,495
Income tax provision	28,499	3,349	31,848	26,565
(Income) of equity-method investees, net of tax	(2,045)	—	(2,045)	(1,136)
Income from continuing operations	$67,738	$275	$68,013	$54,066

Income per share from continuing operations - basic	$1.42	$0.01	$1.42	$1.19
Income per share from continuing operations - diluted	$1.38	$0.01	$1.39	$1.15
Weighted average common shares outstanding:
Basic	47,863		47,863	45,480
Diluted	49,060		49,060	46,962

	FY 2014		FY 2013
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Factory start-up costs	$2,143	$584	$—	$—
Acquisition related integration and restructuring charges	361	82	—	—
Co-pack contract termination costs	437	166	—	—
Cost of sales	2,941	832	—	—

Litigation expenses	455	173	—	—
Expenses related to third party sale of common stock	224	85	—	—
Selling, general and administrative expenses	679	258	—	—

Acquisition related fees and expenses, integration and restructuring charges	3,957	1,314	4,416	1,126
Contingent consideration (income) expense, net	(1,781)	(1,117)	—	—
Acquisition related (income) expenses including integration and restructuring charges	2,176	197	4,416	1,126

Unrealized currency impacts	(2,417)	(1,047)	—	—
Gain on disposal of investment held for sale	(234)	(89)	—	—
Currency gain on acquisition payment	—	—	(1,254)	(514)
Accretion of contingent consideration	479	164	—	—
Interest and other expenses, net	(2,172)	(972)	(1,254)	(514)

Net (income) loss from HHO discontinued operation	—	—	1,278	—
After-tax (income) loss of equity-method investees	—	—	1,278	—

Discrete tax benefit resulting from enacted tax rate change	—	3,777	—	1,793
Increase in unrecognized tax benefits	—	(550)
Nondeductible acquisition related transaction expenses	—	(193)
Income tax provision	—	3,034	—	1,793

Total adjustments	$3,624	$3,349	$4,440	$2,405